UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

————

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ATI Modular Technology Corp.

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: _____________________

(2)	Aggregate number of securities to which transaction applies: _____________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________________

(4)	Proposed maximum aggregate value of transaction: _____________________

(5)	Total fee paid: _____________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed: _____________________

ATI Modular Technology Corp.

4700 Homewood Court, Suite 100

Raleigh, North Carolina 27609
(888) 406-2713

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Attention Shareholders:

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of ATI Modular Technology Corp., a Nevada corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below (the “Actions”) taken by written consent of the holders of a majority of the issued and outstanding shares of Common Stock:

1.	The Company’s execution of its Certificate of Amendment to the Articles of Incorporation changing the Company’s name from ATI Modular Technology Corp., to ATI Holdings, Inc., (the “Name Change”);
2.	The Company’s execution of its Certificate of Change effectuating a fifty-to-one (50-to-1) reverse stock split of the Company’s issued and outstanding common stock (the “Stock Split”); and
3.	The execution of the Agreement and Plan of Merger dated June 29, 2017 and First Amendment to the Agreement and Plan of Merger dated July 14, 2017 between the Company and AmericaTowne, Inc. (“AmericaTowne”), the Company’s majority shareholder. The Plan of Merger outlines a merger of the Company and AmericaTowne into one operating entity, with the Company being the surviving entity as outlined in the Agreement and Plan of Merger executed in June 29, 2017 and First Amendment to the Agreement and Plan of Merger dated July 14, 2017 (collectively, “Plan of Merger”).

The purpose of this Information Statement is to notify our shareholders that on June 23, 2017, the owner of approximately 78.9% of our issued and outstanding shares of Common Stock voted for the Actions in lieu of a meeting, as allowed for under our Articles of Incorporation, as amended (“Articles”) and the Bylaws of the Company, as amended (the “Bylaws”). In accordance with Rule 14c-2 promulgated under the Exchange Act, the Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our shareholders.

The written consent that we received constitutes the only shareholder approval required for the Actions under Nevada law and, as a result, no further action by any other shareholder is required to approve the Actions and we have not and will not be soliciting your approval of the Actions.

This notice and the accompanying Information Statement are being mailed to our shareholders on or about August _____ 2017. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors, /s/ Alton Perkins Chairman of the Board

ATI Modular Technology Corp.

4700 Homewood Court, Suite 100

Raleigh, North Carolina 27609
(888) 406-2713

__________________________________

INFORMATION STATEMENT

Action by Written Consent of Majority of Shareholders

__________________________________

ITEM 1. INFORMATION REQUIRED BY SCHEDULE 14A

GENERAL

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock” or the “Company’s Common Stock”) of ATI Modular Technology Corp. in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the Actions, as defined above and as described in this Information Statement. In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to ATI Modular Technology Corp. We are mailing this Information Statement to our shareholders of record on or about August _____, 2017.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Actions will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our shareholders.

The Company is paying the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Action by Majority Shareholders

The Company’s majority shareholder, AmericaTowne, Inc., a Delaware corporation (“AmericaTowne”), which owns 100,000,000 shares, or 78.9%, of the Company’s issued and outstanding Common Stock, consented to the following actions recommended by the Board of Directors (the “Actions”) on June 23, 2017:

•	Action No. 1: The Company’s execution of the Certificate of Amendment of its Articles of Incorporation amending its Articles to change the Company’s name from ATI Modular Technology Corp. to ATI Holdings, Inc. (the “Name Change”);

•

Action No. 2: The execution of the Company’s Certificate of Change effectuating a fifty-to-one (50-to-1) reverse stock split whereby every fifty (50) shares of the Company’s presently issued and outstanding Common Stock are consolidated and reverted into one (1) share of Common Stock with a par value of $0.001 and fractional shares being rounded up to the closest whole share (the “Stock Split”); and

•	Action No. 3: The Company’s execution of the Agreement and Plan of Merger and First Amendment to the Agreement and Plan of Merger dated July 14, 2017 between the Company and AmericaTowne, whereby the Company and AmericaTowne are merged into a single entity with the Company surviving the merger as outlined in the Agreement and Plan of Merger executed in June 29, 2017 and First Amendment to the Agreement and Plan of Merger dated July 14, 2017 (collectively, “Plan of Merger”).

The Board of Directors unanimously approved of the Actions described above. The Consents of the Board of Directors are attached hereto. The Actions detailed above will become effective twenty days after the filing of this Information Statement. As of the close of business on July 6, 2017, we had 126,740,708 shares of Common Stock outstanding of the Company. Each share of outstanding Common Stock is entitled to one vote. Because the Majority Shareholders already consented to the Actions described herein, your consent is not required and is not being solicited in connection with the approval of the aforementioned Actions.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the Actions described in this Information Sheet is authorized by Section 78.320 of the Nevada Revised Statutes (“NRS”). Section 78.320 provides that, unless otherwise provided in a company’s articles of incorporation, action taken at an annual or special meeting may be taken without a meeting, without prior notice, and without a vote, if consents are signed by shareholders that constitute a majority of the votes of issued and outstanding common stock in the company.

THE NAME CHANGE

Overview

Pursuant to Article II, Section 8 of the Bylaws of the Company, the Company’s majority shareholder AmericaTowne approved the recommendation of the Board of Directors to change the Company’s name from ATI Modular Technology Corp. to ATI Holdings, Inc. The name changes was recommended as it relates to the Plan of Merger, which is described below. It is the intent of the Company, once the Plan of Merger below is implemented, to continue forward under the name ATI Holdings, Inc. The Company’s name change will be effective twenty (20) days after this Information Sheet is mailed to shareholders. As of the date of this filing, the Company has 126,740,708 shares of Common Stock issued and outstanding to 181 active shareholders. Approval for the name change is memorialized in the Consent of Shareholders in Lieu of Meeting dated June 23, 2017 and the Board of Directors’ Resolution dated the same day. Both are attached hereto.

Reasons for the Name Change

Changing the Company’s name was recommended for purposes of facilitating the Plan of Merger, discussed below. In order to meet the conditions precedent to effectuating the Plan of Merger, the Company had to execute the Certificate of Amendment to its Articles of Incorporation to change the name of the Company to ATI Holdings, Inc. The Plan of Merger is attached to this Information Statement. It is a legal document and shareholders are urged to read the document in its entirety.

The purpose of the Name Change is to provide the Company with a new, more accurate name once the Company merges with AmericaTowne. The Company will no longer be focused solely on modular technology. Rather, being the “Surviving Entity” in the Plan of Merger, the Company will assume the various business enterprises in which AmericaTowne is presently involved and plans on expanding into new markets as well. Changing the Company’s name to ATI Holdings, Inc., allows for the Company to accurately reflect the Company’s new business plan and the combination of two, previously related entities.

Effect of the Amendments

Simply put, the Company’s name will be changed from ATI Modular Technology Corp. to ATI Holdings, Inc. The Company believes the name “ATI Holdings, Inc.” will project to customers, investors, and target markets that the Company has expanded its market to include both modular technology and the business endeavors of AmericaTowne. The term “Holdings” also suggests that the Company now oversees a variety of different activities, which more accurately reflects the new business plan of the Company.

THE STOCK SPLIT

Overview

AmericaTowne approved the recommendation of the Board of Directors to effectuate a fifty-to-one (50-to-1) reverse stock split, meaning that every fifty (50) Common Stock shares issued and outstanding, which are held by stockholders will be combined, reconfigured, and reissued as a single share of Common Stock at par value of $0.0001 without any affirmative action on behalf of the stockholders. Any fractional shares will be rounded up to the nearest whole share. These actions are outlined in the aforementioned Consent of Shareholders in Lieu of Meeting dated June 23, 2017 and the Board of Directors’ Resolution dated the same day.

Reason for the Stock Split

AmericaTowne believes that the Stock Split will increase shareholder value and allow for a more competitive market once the Plan of Merger, discussed below, is effectuated. By reducing the number of issued and outstanding Common Stock shares of the Company, AmericaTowne hopes to drastically increase the value of each individual share.

Effect of the Stock Split

The Stock Split will result in a significant decrease in the number of issued and outstanding Common Stock shares. Those shareholders with fewer than fifty shares will receive one (1) share as a result of the Stock Split, and any individual with a fractional share remaining will have that fraction rounded up. By way of example, if a shareholder holds seventy-five (75) shares of Common Stock prior to the Stock Split, after the Certificate of Change is filed, the shareholder will hold a total of two (2) shares.

The Stock Split may increase the value of each shareholder’s shares. The Company hopes that the Stock Split will increase trading interest in the Company’s stock as a result of the higher valuation, though the higher prices and smaller market may have the reverse effect.

 THE PLAN OF MERGER

Overview

The Agreement and Plan of Merger executed in June 29, 2017 and First Amendment to the Agreement and Plan of Merger dated July 14, 2017 (collectively, “Plan of Merger”) is an agreement entered into between the Company and AmericaTowne, the Company’s majority shareholder. The Company is a Nevada corporation and a publicly reporting company with the Securities and Exchange Commission. It is publicly traded on the Over-the-Counter Marketplace, which is governed by the Financial Industry Regulatory Authority, under the trading symbol “ATMO.”

The Plan of Merger outlines the merger between the Company and AmericaTowne. AmericaTowne is defined as the “Merging Entity” while the Company is defined as the “Surviving Entity.” Pursuant to the merger, AmericaTowne will merge into the Company to increase operational efficiency and to increase shareholder value. Additionally, shareholders of AmericaTowne will have their shares exchanged on a pro rata basis with the Company’s shares. The Company, being traded over-the-counter, provides former shareholders of AmericaTowne with a resource to sell or transfer their shares.

The Surviving Entity will be named ATI holdings, Inc., and will assume the contracts and liabilities of the Company and AmericaTowne. The Surviving Entity will, if necessary, develop separate committees to address commitments or business of AmericaTowne and the Company. It is estimated that this Plan of Merger will be deemed effective 20 days after this Information Statement is distributed to shareholders of the Company.

Reasons for the Plan of Merger

AmericaTowne has an interest in registering its shares with a national market, such as the OTC Markets Group. In researching the most cost-effective ways to move forward with registration, it became apparent that merging into ATI Modular, the Company’s subsidiary, which is already trading over-the-counter, would provide two benefits to the Company’s shareholders.

First, by merging operations, the Company and AmericaTowne will benefit from a decrease in operational costs. Presently, both entities have reporting obligations under the Securities Exchange Act, resulting in duplicative reporting. By merging the entities, the Company and AmericaTowne eliminate the duplicative work, resulting in decreased administrative and professional costs. Though not guaranteed, the Plan of Merger would ideally allow for the Surviving Entity to be more profitable, have less overhead, increasing shareholder value.

Second, the Plan of Merger allows for AmericaTowne’s issued and outstanding shares to be exchanged with the shares of ATI Modular and traded on OTCPink under the symbol “ATMO.” This allows for AmericaTowne investors to have greater liquidity and allows shareholders to enter a marketplace where they more easily transfer their shares, subject to all applicable federal and state regulations.

Effect of the Plan of Merger

The Plan of Merger will result in AmericaTowne merging into the Company. The Company will amend its Articles of Incorporation to change its name to ATI Holdings, Inc., as detailed above. Additionally, the Company will absorb AmericaTowne’s shareholders, allowing for a larger shareholder base. The Surviving Entity will assume the obligations and assets of AmericaTowne. Shareholders of AmericaTowne will have their shares exchanged on a pro rata basis. Thus, once the Plan of Merger is complete, the remaining entity—ATI Holdings, Inc.—will be trading on the OTCPink using the symbol “ATMO.”

This Plan of Merger is entered into in accordance with the Nevada Revised Statutes.

DISSENTERS’ RIGHT OF APPRAISAL

With respect to the Actions described herein, Stockholders have no right under the NRS, the Company’s Articles, or the Company’s Bylaws to exercise dissenters’ rights of appraisal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of July 5, 2017 for (i) each shareholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days. Unless otherwise indicated, the address of each shareholder is c/o AmericaTowne, Inc., 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of this Information Statement. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of this Information Statement is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. The beneficial ownership of each person was calculated based on 37,035,539 shares of common Stock outstanding of the Company as of July 5, 2017.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
All Executive Officers and Directors	110,117,593	86.9%
Alton Perkins (1)	110,117,593	86.9%
AmericaTowne, Inc.	100,000,000	78.9%,
Alton Perkins & Xiang Mei Lin Family Trust	10,000,000	7.9%
(1)	Denotes officers and directors of the Company.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

ITEM 3. INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of our directors or officers since January 1, 2016, being the commencement of our last completed fiscal year, nor any associate of any of the foregoing persons, have any substantial interest, direct or indirect, by security holdings or otherwise in either (1) amending the Articles to effectuate the Name Change and/or Stock Split, nor (2) the Plan of Merger.

ITEM 4. PROPOSALS BY SECURITY HOLDERS

None.

ITEM 5. DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at American Housing Income Trust, Inc., at the address identified on the first page of this Information Sheet, attention: Chief Executive Officer.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors, /s/ Alton Perkins Alton Perkins Chairman of the Board

CONSENT OF BOARD OF DIRECTORS IN LIEU OF MEETING

(ATI MODULAR TECHNOLOGY CORPORATION)

NOW COMES the Board of Directors for ATI Modular Technology Corporation, a Nevada corporation (the “Company”), hereby consents pursuant to Article IV, Section 2 of the Bylaws to the following action in lieu of a meeting:

RESOLVED that the Board of Directors hereby approves and recommends that the Company file its Certificate of Amendment to its Articles of Incorporation to change its name from ATI Modular Technology Corporation to ATI Holdings, Inc. (“Name Change”).

RESOLVED that the Board of Directors hereby approves and recommends the Company implement a fifty-to-one (50-to-1) reverse stock split, whereby fifty (50) individual shares of the Company’s issued and outstanding common stock are converted and reconstituted into one (1) share of common stock with par value of $0.0001 with any fractional shares being rounded up to the nearest whole share (the “Reverse Split”).

RESOLVED that, the Board of Directors hereby approves and recommends the Plan of Merger between the Company and AmericaTowne, Inc. (the “Plan of Merger”).

RESOLVED that, the Board of Directors shall submit the Name Change, Reverse Splits and Plan of Merger to the shareholders entitled to vote on approval of the Plan of Merger for adoption either by vote and meeting, or by consent in lieu of a shareholder meeting.

RESOLVED that, in the event the majority of shareholders adopt the recommendations of the Board of Directors outlined herein, including the Plan of Merger, the Secretary shall certify the approval and adoption in the books and records of the Company, and in turn make the necessary filings with the State of Nevada.

RESOLVED, that, in the event the majority of shareholders adopt and ratify the Name Change, Reverse Split, and Plan of Merger, Alton Perkins, as the Company’s Chief Executive Officer and Chief Financial Officer, may take any and all necessary steps to implement the Reverse Split and Plan of Merger, including, but not limited to, filing the proposed Certificate of Amendment of Articles of Incorporation,

Certificate of Change, or any other corporate action that must be taken to finalize the Reverse Split or Plan of Merger.

Dated: June 23, 2017

/s/ Alton Perkins

By: Alton Perkins

Its: Chairman of the Board

CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

(ATI MODULAR TECHNOLOGY CORPORATION)

The undersigned shareholder holding the majority of shares of common stock entitled to vote in ATI Modular Technology Corporation, a Nevada corporation (the “Company”), hereby consents in lieu of a meeting pursuant to Article II, Section 8 of the Bylaws and Nevada Revised Statutes § 78.320 to the following actions:

RESOLVED that, the Board of Directors is hereby authorized to amend the Company’s Articles of Incorporation and file any required Certificate of Amendment or Certificate of Change, as applicable, to (1) change the name of the Company to ATI Holdings, Inc., and (2) effectuate a fifty-to-one (50-to-1) reverse stock split, whereby every fifty (50) shares of the Company’s issued and outstanding common stock shall be converted and reconstituted into one (1) share of common stock with par value of $0.0001 without any further action from any individual shareholder, with any fractional shares resulting from said conversion being rounded up to the nearest whole share.

RESOLVED that the Plan of Merger with AmericaTowne, Inc., a Delaware corporation presented by the Board of Directors as being in the best interests of the Company, the Board of Directors is hereby authorized to take any and all actions necessary to effectuate the Plan of Merger.

Dated: June 23, 2017

AmericaTowne, Inc., a Delaware

corporation

/s/ Alton Perkins

By: Alton Perkins

Its: Chairman of the Board of Directors

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This *First Amendment to Agreement and Plan of Merger* (this "First Amendment to Plan of Merger") is made and entered into as of July 14, 2017, between ATI Modular Technology Corporation, a Nevada corporation (the "Surviving Corporation"), and AmericaTowne, Inc., a Delaware corporation (the "Merging Corporation"). The Surviving Corporation and the Merging Corporation are sometimes jointly referred to herein as the "Constituent Corporations."

WHEREAS, on June 22, 2017, the Constituent Corporations entered into an Agreement and Plan of Merger (the "Plan of Merger").

WHEREAS, this First Amendment to Plan of Merger corrects Section 2.2(a) of the Plan of Merger setting forth the correct number of authorized shares in the Merging Corporation.

INTENDING TO BE LEGALLY BOUND, and in consideration of the promises and material covenants and agreements contained herein, the Constituent Corporations hereby agree as follows:

1. Amendment to Section 2.2(b). Section 2.2(b) shall be amended to read:

> Stock Issuance and Ownership. The Merging Corporation has issued 200,000,000 shares of common stock authorized and 5,000,000 shares of preferred stock. The Merging Corporation has 37,034,775 shares of common stock issued and outstanding (the "Merging Corporation Shares"). The Merging Corporation has no shares of preferred stock issued and outstanding. The Merging Corporation Shares have voting rights and are entitled to vote as a class. The number of shares is not subject to change before the Effective Time of the Merger.

2. Balance of Plan of Merger. To the extent not amended herein, the balance of the Plan of Merger remains in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Plan of Merger as of the date first written above.

AmericaTowne, Inc., a Delaware corporation

By:________________________
Alton Perkins
Chairman of the Board
President and Chief Executive Officer

ATI Modular Technology Corporation, a Nevada corporation

By:________________________
Alton Perkins
Chairman of the Board
President and Chief Executive Officer

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STATE OF NORTH CAROLINA )

WAKE COUNTY )

Acknowledged before me in Wake County, North Carolina on July 14, 2017 by Alton Perkins, in his individual capacity.

/s/ Kathryn C Brewer
Kathryn C Brewer

Kathryn C Brewer
Notary Public
Wake County
North Carolina
My Commission Expires 7/19/2019

Notary public, State of North Carolina, Wake County
My commission expires 07-19-2019
Acting in the County of Wake, NC

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